                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2658593



                       THE COMMONWEALTH OF MASSACHUSETTS
                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

We, Donald J. Larson, President, and James Westra, Assistant Clerk, of CRA Managed Care, Inc., located at 312 Union Wharf, Boston, Massachusetts 02109, certify that these Articles of Amendment affecting articles numbered: Article 3 of the Articles of Organization were duly adopted at a meeting held on May 21, 1996, by vote of: ____________________ shares of Common Stock of 7,373,024 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

- ----------------------------------------------------------------------------
   WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS
- ----------------------------------------------------------------------------
TYPE          NUMBER OF SHARES   TYPE       NUMBER OF SHARES  PAR VALUE
- ----------------------------------------------------------------------------
Common:                          Common:    10,000,000        $.01 per share
- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------
Preferred:                       Preferred: 1,000,000         $.01 per share
- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------

Change the total authorized to:


- ----------------------------------------------------------------------------
   WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS
- ----------------------------------------------------------------------------
TYPE          NUMBER OF SHARES   TYPE       NUMBER OF SHARES  PAR VALUE
- ----------------------------------------------------------------------------
Common:                          Common:    40,000,000        $.01 per share
- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------
Preferred:                       Preferred: 1,000,000         $.01 per share
- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------

RESOLVED:  That the Articles of Organization of this corporation be amended so
- --------   as to increase the total number of shares of Common Stock which this corporation shall have authority to issue from 10,000,000 shares, with a par value of $.01 per share, to 40,000,000 shares, with a par value of $.01 per share.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:
                     -----------------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 21st day of May, 1996,

                                      , President
- --------------------------------------
Donald J. Larson


                                      , Assistant Clerk
- --------------------------------------
James Westra

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $____________ having been paid, said articles are deemed to have been filed with me this _________ day of ______________ ,
19 __________ .



Effective date:
               ________________________________________________



                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



                        TO BE FILLED IN BY CORPORATION
                     PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                             Thomas M. Camp, Esq.
                          Hutchins, Wheeler & Dittmar
                          A Professional Corporation
                              101 Federal Street
                               Boston, MA 02110



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